UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

TRITON INTERNATIONAL LIMITED

(Exact name of Registrant as specified in its charter)

Bermuda	001-37827	98-1276572
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

Victoria Place, 5th Floor, 31 Victoria Street Hamilton HM 10, Bermuda

(Address of principal executive offices, including zip code)

(441) 294-8033

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common shares, $0.01 par value per share	TRTN	New York Stock Exchange
8.50% Series A Cumulative Redeemable Perpetual Preference Shares	TRTN PRA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Perpetual Preference Shares	TRTN PRB	New York Stock Exchange
7.375% Series C Cumulative Redeemable Perpetual Preference Shares	TRTN PRC	New York Stock Exchange
6.875% Series D Cumulative Redeemable Perpetual Preference Shares	TRTN PRD	New York Stock Exchange
5.75% Series E Cumulative Redeemable Perpetual Preference Shares	TRTN PRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On August 24, 2023, Triton International Limited (the “Company” or “Triton”) held a special general meeting of its shareholders (the “Special Meeting”) to consider and act upon the following proposals as set forth in the Notice of Special Meeting and the Company’s definitive proxy statement for the Special Meeting filed with the U.S. Securities and Exchange Commission (“SEC”) on July 6, 2023 (as supplemented by the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2023, the “Definitive Proxy Statement”):

1.

A proposal to approve and adopt (a) the Agreement and Plan of Merger, dated as of April 11, 2023 (as it may be amended from time to time, the “Merger Agreement”), by and among Triton, Brookfield Infrastructure Corporation, a corporation formed under the Laws of British Columbia (“BIPC”), Thanos Holdings Limited, an exempted company limited by shares incorporated under the Laws of Bermuda (“Parent”), and Thanos MergerSub Limited, an exempted company limited by shares incorporated under the Laws of Bermuda and a subsidiary of Parent (“Merger Sub”), (b) the form of Statutory Merger Agreement (as it may be amended from time to time, the “Statutory Merger Agreement”), by and among Triton, BIPC, Parent, and Merger Sub, substantially in the form set forth in Exhibit B to the Merger Agreement, pursuant to which Merger Sub will merge with and into Triton (the “Merger”), with Triton continuing as the surviving company and a subsidiary of Parent and (c) the transactions contemplated thereby, including the Merger (the “Merger Proposal”).

2.

A proposal to approve, on an advisory (non-binding) basis, certain merger-related executive officer compensation that may be paid or become payable to Triton’s NEOs (as defined in the Definitive Proxy Statement) in connection with the Merger (the “Compensation Proposal”).

3.	A proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal, (the “Adjournment Proposal”).

Of the 55,062,013 common shares of Triton, par value $0.01 per share (“Common Shares”) and 29,200,000 Series A—E preference shares of Triton (collectively, “Preference Shares”) issued and outstanding as of July 3, 2023, the record date, 42,090,848 Common Shares and 11,561,978 Preference Shares were present virtually or represented by proxy, constituting quorum.

Approval of the Merger Proposal and the Adjournment Proposal required the affirmative vote of a majority of the votes cast on each proposal by holders of Common Shares and Preference Shares voting together as if they were a single class. Approval of the Compensation Proposal, on an advisory (non-binding) basis, required the affirmative vote of a majority of the votes cast on the proposal by the holders of Common Shares entitled to vote at the Special Meeting.

The final voting results for each proposal are set forth below:

Proposal 1:     The Merger Proposal

The Merger Proposal was approved by the holders of Common Shares and Preference Shares, based upon the voting results set forth below.

For	Against	Abstain	Broker Non-Vote
51,299,980	842,142	1,510,704	—

Proposal 2:    The Compensation Proposal

The Compensation Proposal was approved by the holders of Common Shares, based upon the voting results set forth below.

For	Against	Abstain	Broker Non-Vote
40,388,526	997,906	704,416	—

Proposal 3:    The Adjournment Proposal

Because there were sufficient votes to approve the Merger Proposal, the Adjournment Proposal was not presented.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON INTERNATIONAL LIMITED

Date: August 24, 2023	By:	/s/ Carla Heiss
Carla L. Heiss
Senior Vice President, General Counsel and Secretary